EXHIBIT 99.1

AVIS BUDGET GROUP
INCREASES ITS STOCK REPURCHASE PROGRAM

Company Authorizes Future Share Repurchases of up to $300 million

PARSIPPANY, N.J., April 17, 2014 - Avis Budget Group, Inc. (NASDAQ: CAR) today announced that it has repurchased approximately $135 million of stock under its current stock repurchase program.  The program was first announced in August 2013 and authorized an initial maximum amount of $200 million.  Today, the Company’s Board of Directors has authorized an increase to the amount remaining for future repurchases under the program from the approximately $65 million remaining to $300 million.

“The increase in our share repurchase authorization reflects the continued confidence we have in our business and our prospects,” said Ronald L. Nelson, Avis Budget Group Chairman and Chief Executive Officer.  “We have reduced our diluted share count by more than 20 million shares as a result of our convertible debt repurchases and share repurchases since 2012, and we remain committed to delivering value to our shareholders, while maintaining a prudent capital structure and flexibility to execute on our strategic initiatives.”

Under the stock repurchase program, the Company repurchases shares from time to time in open market transactions, and may also repurchase shares in accelerated stock buyback programs, tender offers, privately negotiated transactions or by other means.  Repurchases may also be made under a Rule 10b5-1 plan. The timing and amount of repurchase transactions will be determined by the Company’s management based on its evaluation of market conditions, share price, legal requirements and other factors. The program may be suspended, modified or discontinued at any time without prior notice.

Avis Budget Group is scheduled to report its first quarter 2014 results on Wednesday, May 7.

About Avis Budget Group, Inc.
Avis Budget Group, Inc. is a leading global provider of vehicle rental services, both through its Avis and Budget brands, which have more than 10,000 rental locations in approximately 175 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network, with more than 860,000 members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 29,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans," "may increase," "may fluctuate," "will," "should," "would," "may" and "could" or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to future results, expectations or timing and amount of future stock repurchases are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2013, including under headings such as "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contacts Media Contact: John Barrows (973) 496-3916 PR@avisbudget.com		Investor Contact: Neal Goldner (973) 496-5086 IR@avisbudget.com
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